Exhibit 24

(Form of Power of Attorney)

ION NETWORKS, INC.

POWER OF ATTORNEY

FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman E. Corn and Patrick E. Delaney, or either of them, as their attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 of ION Networks, Inc. registering shares of common stock of ION Networks, Inc. issuable under the ION Networks, Inc. 2006 Stock Incentive Plan, and any and all amendments (whether pre- or post-effective) to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ NORMAN E. CORN Norman E. Corn	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2006
/s/ STEPHEN DEIXLER Stephen Deixler	Chairman of the Board	November 30, 2006
/s/ FRANK S. RUSSO Frank S. Russo	Director	November 30, 2006
/s/ PHILIP LEVINE Philip Levine	Director	November 30, 2006
/s/ PATRICK E. DELANEY Patrick E. Delaney	Chief Financial Officer (Principal Accounting Officer)	November 30, 2006